THIRD AMENDMENT TO CONTRACT OF SALE

     This Third Amendment to Contract of Sale is entered into effective as of October 14, 1996 (this "Amendment"), by and between Serramonte Plaza, a California limited partnership ("Seller"), and Daly City Partners, LLC, a California limited liability company ("Purchaser").

     WHEREAS, Seller and Purchaser entered into that certain Contract of Sale dated effective as of August 29, 1996, pursuant to which Seller has agreed to sell, and Purchaser has agreed to purchase from Seller, Seller's rights, titles and interests in and to the Property more particularly described in the Contract, which Contract of Sale was amended by that certain First Amendment to Contract of Sale dated effective as of September 27, 1996, and that certain Second Amendment to Contract of Sale dated effective as of October 7, 1996 (as so amended, the "Contract"); and

     WHEREAS, Seller has requested that Purchaser agree to modify the Contract to increase the period of time for the approval of the Contract by Lehman Brothers Holdings, Inc., Seller's lender, and Purchaser has agreed to such request, pursuant to the terms and provisions of this Amendment.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser do hereby agree as follows:

     1. Unless otherwise defined in this Amendment or the context otherwise requires, each term used in this Amendment with its initial letter capitalized which has been defined in the Contract shall have the same meaning herein as given to such term in the Contract.

     2. Section 7.2(e) of the Contract is hereby amended to read in its entirety as follows:

               (e) Not later than October 21, 1996, Lehman Brothers Holdings, Inc., Seller's lender, shall have approved the sale of the Property pursuant to the terms of this Contract and shall have approved the REA referred to in Section 7.3 below (in substantially the form attached to this Contract) and the amendment to REA 2 referred to in Section 7.1(g).

     3. Except as expressly amended by this Amendment, no term or provision of the Contract is or shall be amended, modified or supplemented.

     4. This Amendment may be executed in any number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one agreement, but in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first set forth above.

                              SELLER:

                              SERRAMONTE PLAZA,
                              a California limited partnership

                              By:  Investors First-Staged Equity, L.P.,
                                   a Delaware limited partnership,
                                   its general partner

                                   By:  VMS Realty Investment II,
                                        an Illinois general partnership,
                                        its general partner


                                        By:/s/ Richard A. Berman
                                           Its: Authorized Signatory

                              Dated: October 18, 1996


                              PURCHASER:

                              DALY CITY PARTNERS, LLC,
                              a California limited liability company

                              By:_______________________________________
                                 Dennis J. Wong
                                 Its: Manager

                              Dated:_______________, 1996